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                                                                   Exhibit 10.11

                               EVANS NATIONAL BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    ARTICLE 1
                      DESCRIPTION, PURPOSE AND DEFINITIONS

1.1 NAME. The name of this Plan is the "Evans National Bank Supplemental Executive Retirement Plan."

1.2 PURPOSE. The purpose of the Plan is to promote the recruitment and retention of high quality management personnel by providing an additional source of retirement income to supplement that available to Participants from other sources.

1.3 DEFINITIONS. For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise.

"Bank" is Evans National Bank, Angola, New York.

"Cause" means termination of employment because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar infractions) or a final cease-and-desist order.

"Change in Control" means any one of the following events occurs:

     (a) Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

     (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

     (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (c) each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (b) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

     (d) Sale of Assets: The Company sells to a third party all or substantially all of the Company's assets.

"Company" means Evans Bancorp, Inc., a New York corporation.

"Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Bank of the carrier's or Social Security Administration's determination at the request of the Bank.

"Eligible Employee" means one of a select group of management and highly compensated employees of the Bank designated by the Administrator as a Participant in the Plan or identified in Appendix A as a Participant.

"Final Average Earnings" and "Years of Service" shall have the meanings given them in the Evans National Bank Pension Plan (the "Pension Plan") at the time a Participant's eligibility for benefits under this Plan or the amount of such benefits is being determined; provided, however, that Final Average Earnings shall be determined without regard to any limitation on the maximum dollar amount of compensation taken into account under the pension plan pursuant to Internal Revenue Code Section 401(a)(17) or any similar provision of law.

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"Participant" means an Eligible Employee who has been selected by the
Administrator to participate in the Plan or who is identified in Appendix A.

"Social Security Benefit" means the amount, as determined by the Administrator in its discretion and based upon the Participant's estimated earnings history to the date of his termination of employment with the Bank, to which a Participant will be entitled under the old age provisions of the Social Security Act upon attainment of the normal Social Security retirement age.

                                    ARTICLE 2
                                  ELIGIBILITY

2.1 SELECTION OF PARTICIPANTS. After the effective date, an Eligible Employee shall become a Participant in the Plan only upon his selection by the Administrator. The Administrator shall give each Participant written notice of the commencement of his participation in the Plan. The initial Participants as of the effective date are identified in Appendix A to the Plan.

2.2 ENTITLEMENT TO BENEFITS. Except to the extent provided in Sections 3.3, 3.4 and 3.5, a Participant shall become entitled to receive a benefit under the Plan only if his employment with the Bank terminates for reasons other than Cause after he has attained age 65. Notwithstanding anything in this Plan to the contrary, no benefit shall be payable to a Participant whose employment is terminated for Cause.

                                    ARTICLE 3
                        SUPPLEMENTAL RETIREMENT BENEFITS

3.1 BASIC BENEFIT. Subject to the succeeding provisions of this Article, a Participant shall be entitled to an annual benefit equal to 70% of his Final Average Earnings upon the Participant's termination of employment (other than for Cause) at or after attaining age 65.

3.2  OTHER RETIREMENT INCOME REDUCTION.

     A. Participant's annual benefit determined under Section 3.1 shall be reduced by the sum of the following amounts:

          (1) 50% of the amount of the Participant's annual Social Security Benefit;

          (2) The amount of the Participant's annual benefit under the Pension Plan; and

          (3) The value of the Participant's annual benefit attributable to employer matching contributions to the Bank's 401(k) Plan.

     B. If any benefit described in Subsection A. is not payable as a single life annuity or does not commence at the same time as the Participant's benefit under this Plan, the Administrator shall, for purposes of this section, convert the value of such benefit into an actuarially equivalent single life annuity benefit commencing at the same time as the benefit under this Plan.

     C. If the Participant would be entitled to a benefit described in Subsection A but for his failure to apply for such benefit, Subsection A will be applied as if the Participant had applied for and received the benefit.

     D. Changes in a benefit described in Subsection A that occur after commencement of the Participant's benefit under this Plan because of changes in the plan or program under which the benefit is provided or because of cost of living adjustments will not change the amount of the reduction under Subsection A.

3.3 EARLY RETIREMENT BENEFIT. If a Participant's termination of employment occurs prior to the date the Participant attains age 65 but after attaining age 60, other than by reason of his death or Disability or following a Change in Control, the Participant shall be entitled to a benefit determined under Sections 3.1 and 3.2 if his age and Years of Service as of his termination date total at least 75; provided, however, that such benefit shall be reduced by 2% for each point by which the sum of the Participant's age and Years of Service is less than 75. Such benefit shall be paid in accordance with the Participant's election under Section 3.6 at the time specified in Section 3.7.

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3.4  DEATH AND DISABILITY BENEFITS.

     A. If a Participant dies while employed by the Bank or terminates employment by reason of his Disability, there shall be paid to the Participant or such Participant's designated beneficiary an amount equal to the benefit the Participant would have received under Sections 3.1 and 3.2 if the Participant had retired on the date immediately preceding his date of death or termination of employment and, as of such date, was deemed to satisfy the age requirement of
          Section 3.1. Such benefit shall be paid in accordance with the Participant's election under Section 3.6 at the time specified in
          Section 3.7.

     B. If a Participant dies after his entitlement to a benefit has been established by reason of his termination of employment but prior to the time that benefit payment(s) have commenced, such payment(s) shall be made to the Participant's beneficiary in accordance with the Participant's election.

     C. Each Participant may, on a form prescribed by and filed with the Administrator, designate a beneficiary to receive any death benefit payable under this section. If no effective beneficiary designation is on file at the time of the Participant's death, the death benefit under this section shall be paid as follows:

          (1)  To the Participant's surviving spouse, or

          (2) If no spouse survives, to the Participant's surviving children in equal shares, with the descendants of a child who has predeceased the Participant taking such child's share by representation; or

          (3) If none of the Participant's spouse and descendants is living, to the representative of the Participant's estate.

     D. The automatic beneficiaries set forth in Subsection C. and, except as otherwise provided in the Participant's duly filed beneficiary designation, the beneficiaries named in such designation, shall become fixed at the Participant's death so that if a beneficiary survives the Participant but dies before final payment of the death benefit, any remaining death benefits shall be paid to the representative of such beneficiary's estate.

3.5  CHANGE IN CONTROL BENEFIT

     If a Participant terminates employment with the Bank following a Change in Control (other than for Cause), there shall be paid to the Participant an amount equal to the benefit the Participant would have received if the Participant had retired on the date immediately preceding his date of termination of employment and, as of such date, was deemed to satisfy the age requirements of Section 3.1. Such benefit shall be paid in accordance with the Participant's election under Section 3.6 at the time specified in
     Section 3.7.

3.6  FORM OF BENEFIT.

     1. Upon a Participant's entitlement to a benefit under this Plan, the Participant's benefit shall be paid in the form of (i) a single life annuity with 15 annual payments guaranteed or (ii) a lump sum which is actuarially equivalent to the annuity form of payment in (i), as designated by the Participant on an election form designated by the Bank for such purpose.

     2. A Participant while employed by the Bank may change the form in which his benefits shall be paid by filing a revised election indicating such change at least one (1) calendar year prior to the date payments are to commence. Such election shall be irrevocable beginning one (1) calendar year prior to the date payments are to commence. No changes in the form of benefit payment shall be permitted following a Participant's termination of employment.

3.7  TIME OF PAYMENT.

     A. Benefit payments made to a Participant or beneficiary pursuant to Sections 3.1 or 3.4 shall commence in accordance with the Participant's election not later than 60 days following the Participant's termination of employment.

     B. Benefit payments made to a Participant or beneficiary pursuant to Sections 3.3 or 3.5 shall commence in accordance with the Participant's election under Section 3.6 not later than 60 days following the date the Participant attains age 65.

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3.8  PAYMENT IN THE EVENT OF INCAPACITY OR MINORITY. If the Administrator, in
     its discretion, determines that any person entitled to receive any payment under this Plan is physically, mentally or legally incapable of receiving or acknowledging receipt of payment, and no legal representative has been appointed for such person, the Administrator in its discretion may (but shall not be required to) cause any sum otherwise payable to such person to be paid to such one or more as may be chosen by the Administrator from among the following: the institution maintaining such person, such person's spouse, children, parents or other relatives by blood or marriage, a custodian under any applicable Uniform Transfers to Minors Act or any other person determined by the Administrator to have incurred expense for such person. The Administrator's payment based upon its good faith determination of the incapacity of the person otherwise entitled to payments under this Plan and the existence of any other person specified above shall be conclusive and binding on all persons. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan to the extent of such payment.

                                    ARTICLE 4
                               SOURCE OF BENEFITS

4.1 EMPLOYER FUNDS. This Plan is unfunded, and all benefits payable to Participants and beneficiaries shall be payable solely from the general assets of the Bank. No Participant shall be required or permitted to make any contribution to the Plan.

4.2 TRUST FUND. The Bank may establish a trust from which part or all of the benefits under the Plan are to be paid. If a trust is established, all of the principal and income of such trust shall remain subject to the claims of the Bank's creditors until applied to the payment of benefits.

4.3 PARTICIPANT'S RIGHT TO FUNDS. This Plan constitutes a mere promise by the Bank to make benefit payments in the future. Beneficial ownership of any assets, whether cash or investments, that the Bank may earmark or place in trust to pay the Participants' benefits under this Plan shall at all times remain in the Bank, and no Participant or beneficiary shall have any property interest in any specific assets of the Bank. To the extent a Participant or any other person acquires a right to receive payments from the Bank under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank.

                                    ARTICLE 5
                                 ADMINISTRATION

5.1 ADMINISTRATOR. The Board of Directors of the Bank shall be the Administrator of the Plan. The Board may delegate any of its administrative functions to another person, subject to revocation of such delegation at any time.

5.2 DISCRETION. The Administrator shall have the discretionary power and authority to determine the individuals who shall become Participants in the Plan. The Administrator shall also have the discretionary power and authority, which it shall exercise in good faith, to determine whether a Participant is entitled to a benefit under the Plan, the identity of a Participant's beneficiary, and the amount and form of the benefit payable to any Participant or beneficiary. The Administrator shall have the discretion and authority to interpret the Plan and to make such rules and regulations as it deems necessary for the administration of the Plan and to carry out its purposes. The determinations of the Administrator shall be conclusive and binding on all persons.

5.3 DETERMINATION OF BENEFIT. The Administrator's good faith determination of the benefits to which a Participant, surviving spouse, or beneficiary is entitled under this Plan shall be conclusive and binding on all persons; provided, however, that this provision shall not preclude the Administrator's correcting any error the Administrator determines to have been made in the computation of any benefit. The Administrator shall be entitled to recover from any Participant or beneficiary, or from his estate, the amount of any overpayment of benefits and may reduce the amount of future benefits payable to any Participant or beneficiary by the amount of any overpayment made with respect to the Participant.

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5.4  BENEFIT CLAIM PROCEDURE. Within a reasonable period of time following a
     Participant's termination of employment, the Administrator will inform the Participant or the beneficiary of a deceased Participant of the amount of benefits, if any, payable from the Plan. Not later than 30 days after receipt of such notification, the Participant or beneficiary may file with the Administrator a written claim objecting to the amount of benefits payable under the Plan. The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial, a reference to the Plan provision that is the basis for the denial, a description of additional material or information, if any, necessary for the claimant to perfect the claim, an explanation as to why such information or material is necessary and an explanation of the Plan's claim procedure. The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the decision, and the claimant or the claimant's representative may review Plan documents which relate to the claim and may submit written comments to the Administrator. Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate. The foregoing 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require.

5.5 INDEMNIFICATION. The Bank shall indemnify the Administrator and each other person to whom administrative functions are delegated against any and all liabilities that may arise out of their administration of the Plan, except those that are imposed on account of such person's willful misconduct.

5.6 LIMITATION OF AUTHORITY. No person performing any administrative functions with respect to the Plan shall exercise, or participate in the exercise of, any discretion with respect to his own benefit under the Plan. This provision shall not preclude such person from exercising discretionary authority with respect to the generally applicable provisions of the Plan, even though such person's benefit may be affected by such exercise.

                                    ARTICLE 6
                                 MISCELLANEOUS

6.1 ACTUARIAL EQUIVALENCY. Whenever an actuarial equivalent must be determined under this Plan, it shall be determined in the same manner, and with the same interest and mortality factors, as such equivalent would be determined under the provisions of the Pension Plan in effect at the time such determination is made, or, if the Pension Plan is not in effect on such date, using reasonable actuarial factors elected by the Administrator in a manner consistent with the Pension Plan provisions in effect on the Plan effective date.

6.2 TERMINATION OF EMPLOYMENT. A Participant shall be deemed to have terminated employment for purposes of this Plan when he or she has ceased to provide service to the Bank as an employee.

6.3  EFFECTIVE DATE. This Plan is effective as of December 29, 2003.

6.4 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall be construed as conferring upon any employee the right to continue in the employ of the Bank.

6.5 NO COMPENSATION GUARANTEES. Nothing contained in this Plan shall be construed as conferring upon any employee the right to receive any specific level of compensation; nor shall the Bank be prevented in any way from modifying the manner or form in which the employee is to be compensated.

6.6 EFFECT ON BENEFIT PLANS. Neither benefits accrued by a Participant under this Plan nor amounts paid pursuant to the Plan following the Participant's termination of employment shall be deemed to be salary or other compensation to the Participant for the purpose of computing benefits to which he or she may be entitled under any pension plan or other employee benefit plan or arrangement sponsored by the Bank, except to the extent such other plan expressly provides otherwise.

6.7 RIGHTS AND BENEFITS NOT ASSIGNABLE. The rights and benefits of a Participant and any other person or persons to whom payments may be made pursuant to this Plan are personal and, except for payments made to the representative of a person's estate which may be assigned to the persons entitled to such estate, shall not be subject to any voluntary or involuntary anticipation, alienation, sale, assignment, pledge, transfer, encumbrance, attachment, garnishment by creditors of the Participant or such person or other disposition.

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6.8  AMENDMENT AND TERMINATION.

     A. The Board of Directors of the Bank may amend this Plan in such manner as it deems advisable, provided that no amendment shall reduce the accrued benefit of any Participant, determined as of the date of the adoption of such amendment.

     B. The Bank may terminate this Plan at any time. No person shall accrue any additional benefits under the Plan following the date of its termination. However, the termination of the Plan shall not affect a Participant's right to receive payment of his accrued benefit (determined as of the date of the Plan's termination) upon termination of employment; provided the Participant would have been entitled to a benefit upon termination of employment if the Plan had not been terminated.

     C. For purposes of this Section 6.8, a Participant's accrued benefit shall mean 10% of the benefit the Participant would be entitled to receive at age 65 (assuming his continued employment to such date) for each Year of Service after the effective date of this Plan. Such benefit shall be determined by projecting the Participant's Final Average Earnings to age 65.

6.9 GOVERNING LAW. Except to the extent preempted by federal law, this Plan shall be construed in accordance with, and governed by, the laws of the State of New York without regard to rules relating to choice of law.

6.10 ENTIRE AGREEMENT. This Plan constitutes the entire understand between the Bank and each Participant as to the subject matter hereof. No rights are granted to a Participant by virtue of this Agreement other than those specifically set forth herein.

                                   APPENDIX A

James Tilley
William R. Glass
Robert Miller, Jr.

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